UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 3, 2010

ENTREMED, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20713	58-1959440
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9640 Medical Center Drive
Rockville, Maryland

(Address of principal executive offices)

20850

(Zip Code)

(240) 864-2600

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   At the 2010 annual meeting of stockholders of EntreMed, Inc. (the “Company”), which was held on June 3, 2010, the Company’s stockholders approved an amendment to the Company’s 2001 Long-Term Incentive Plan (as amended and in effect, the “Plan”) to increase the aggregate number of shares authorized for issuance under the Plan by 500,000 shares.  The Company’s executive officers and directors are eligible to receive awards under the Plan in accordance with the terms and conditions of the Plan.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At its annual meeting of stockholders held on June 3, 2010, the Company’s stockholders considered and approved four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2010.  The voting results are presented below.

Proposal 1

Election of Donald S. Brooks as a director of the Company to hold office for a term of three years and until his respective successor is elected and qualified.

Director	For	Withheld	Broker Non-Vote
Donald S. Brooks	53,105,802	4,746,298	40,236,512

Proposal 2

Approval of an amendment to our Amended and Restated Certificate of Incorporation and to provide the Board of Directors with authority, at its discretion, at any time prior to the 2011 annual meeting of stockholders, to effect a reverse split of our common stock at a ratio of not less than 1-for-2 and not more than 1-for-20, with the exact ratio to be set within such range by the Company’s Board of Directors without further approval by the Company’s stockholders.

For	Against	Abstain
86,649,694	9,932,833	1,506,083

Proposal 3

Approval of an amendment to the Company’s 2001 Long-Term Incentive Plan increasing the number of shares of the Company’s common stock reserved for issuance by 500,000, from 10,250,000 to 10,750,000.

For	Against	Abstain	Broker Non-Vote
49,744,771	6,742,713	1,364,615	40,236,512

Proposal 4

Ratification of the appointment of  Reznick Group, P.C., an independent registered public accounting firm, to audit the Company’s financial statements for the year ending December 31, 2010.

For	Against	Abstain
91,749,240	2,496,238	3,843,129

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

/s/ Cynthia W. Hu
Cynthia W. Hu
Chief Operating Officer, General Counsel & Secretary

Date:  June 8, 2010